Exhibit 10.1

STOCK PURCHASE AGREEMENT

between

RANGE IMPACT, INC.

and

PLACER BIOSCIENCES INC.

dated as of

SEPTEMBER 30, 2024

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of September 30, 2024, is entered into between Range Impact, Inc., a Nevada corporation (“Seller”), and Placer Biosciences Inc., a Delaware corporation (“Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, Seller owns all the issued and outstanding shares of common stock, $0.001 par value (the “Shares”), of Graphium Biosciences, Inc., a Nevada corporation (the “Company”); and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, option, equitable interest, license, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”) (other than restrictions on transfer arising under applicable state or federal securities laws).

Section 1.02 Purchase Price. The aggregate purchase price for the Shares shall be (i) $100.00 (the “Cash Purchase Price”), (ii) a warrant issued by Buyer to Seller to purchase One Thousand (1,000) shares of Buyer’s Common Stock, $0.001 par value per share, in the form set forth on Schedule 1.02(a) hereto (the “Warrant”), and (iii) 50% of any of the cash proceeds from the sale of the Company’s equipment during the 12-month period following the Closing Date (the “Equipment Proceeds” and together with the Cash Purchase Price and the Warrant, the “Purchase Price”). At the Closing, Buyer shall pay the Cash Purchase Price to Seller in cash either (i) by check delivered to Seller at an address designated by Seller or (ii) by wire transfer of immediately available funds to Seller’s bank account, and Buyer shall deliver the Warrant to Seller by delivering a fully executed copy of the Warrant. Buyer shall remit the Equipment Proceeds to the Seller on a quarterly basis, within 30 days following the end of the fiscal quarter during which the Company receives the applicable cash proceeds from the sale of the applicable equipment.

ARTICLE II

CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place simultaneously with the execution of this Agreement on the date of this Agreement (the “Closing Date”) remotely by exchange of documents and signatures (or their electronic counterparts). The consummation of the transactions contemplated by this Agreement shall be deemed to occur at 12:01 a.m. Pacific time on the Closing Date.

Section 2.02 Seller Closing Deliverables. At the Closing, Seller shall deliver to Buyer the following:

(a) Share certificates evidencing the Shares, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable state or federal securities laws), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.

(b) A certificate of the Secretary (or other officer) of Seller certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which Seller is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; (ii) the names, titles, and signatures of the officers of Seller authorized to sign this Agreement and the other Transaction Documents; and (iii) that attached thereto are true and complete copies of the governing documents of the Company, including any amendments or restatements thereof, and that such governing documents are in full force and effect.

(c) Resignations of the directors and officers of the Company named on Schedule 2.02 hereto, effective as of the Closing Date.

(d) A good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction in which the Company is organized and each jurisdiction where the Company is required to be qualified, registered, or authorized to do business. The term “Governmental Authority” means any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction.

Section 2.03 Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:

(a) The Cash Price.

(b) The Warrant.

(c) A certificate of the Secretary (or other officer) of Buyer certifying: (i) that attached thereto are true and complete copies of all resolutions of the board of directors of Buyer authorizing the execution, delivery, and performance of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and that such resolutions are in full force and effect; and (ii) the names, titles, and signatures of the officers of Buyer authorized to sign this Agreement, the Warrant and the other Transaction Documents to which it is a party.

(d) A certified copy of the Certificate of Incorporation for Buyer from the secretary of state or similar Governmental Authority of the jurisdiction in which Buyer is organized.

ARTICLE III

Representations and warranties of seller

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof. For purposes of this Article III, “Seller’s knowledge,” “knowledge of Seller,” and any similar phrases shall mean the actual knowledge of Michael Cavanaugh. The term “Disclosure Schedules” as used in this Article III means the disclosure schedules, attached hereto and made a part hereof, delivered by Seller concurrently with the execution, closing, and delivery of this Agreement.

Section 3.01 Organization and Authority of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.02) of the state of Nevada. Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any other Transaction Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and each Transaction Document to which Seller is a party constitute legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

Section 3.02 No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to Seller or the Company; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any permit, license, or Governmental Order.

Section 3.03 Capitalization.

(a) The authorized shares of the Company consist of (i) 1,000,000,000 shares of common stock, $0.001 par value, of which one hundred one (101) shares are issued and outstanding and constitute the Shares; and (ii) 100,000 shares of preferred stock, $0.001 par value, of which none are outstanding. All of the Shares have been duly authorized, are validly issued, fully paid and nonassessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon the transfer, assignment, and delivery of the Shares and payment therefor in accordance with the terms of this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity (each, a “Person”).

(c) Except as set forth on Schedule 3.03 of the Disclosure Schedules, there are no outstanding or authorized options, warrants, convertible securities, stock appreciation, phantom stock, profit participation, or other rights, agreements, or commitments relating to the shares of the Company or obligating Seller or the Company to issue or sell any shares of, or any other interest in, the Company. There are no voting trusts, stockholder agreements, proxies, or other agreements in effect with respect to the voting or transfer of any of the Shares.

Section 3.04 No Subsidiaries. The Company does not have, or have the right to acquire, an ownership interest in any other Person.

Section 3.05 Undisclosed Liabilities. Except as set forth on Schedule 3.05 of the Disclosure Schedules, the Company has no liabilities, obligations, or financial commitments of any nature whatsoever, whether asserted, known, absolute, accrued, matured, or otherwise, except for those which have been incurred in the ordinary course of business consistent with past practice and which are not, individually or in the aggregate, material in amount.

Section 3.06 Real Property. Schedule 3.06 of the Disclosure Schedules lists all real property in which the Company has an ownership, leasehold or subleasehold interest.

Section 3.07 Intellectual Property. Schedule 3.07 of the Disclosure Schedules lists all issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing and all material unregistered Intellectual Property (as defined below) that are owned by the Company. The term “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) issued patents and patent applications; (ii) trademarks, service marks, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing; (iii) copyrights, including all applications and registrations; (v) internet domain names, websites and social media accounts; and (iv) trade secrets, know-how, inventions (whether or not patentable), technology, and other confidential and proprietary information and all rights therein. The Company owns or has the valid and enforceable right to use all Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted (the “Company Intellectual Property”), free and clear of all Encumbrances.

Section 3.08 Legal Proceedings; Governmental Orders.

(a) There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or, to Seller’s knowledge, threatened against or by the Company or Seller: (i) relating to or affecting the Company or any of the Company’s properties or assets; or (ii) that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding, and the Company is in compliance with all, Governmental Orders against, relating to, or affecting the Company or any of its properties or assets.

Section 3.09 Compliance with Laws; Permits.

(a) The Company has complied, and is now complying, with all Laws applicable to it or its business, properties, or assets.

(b) All permits, licenses, franchises, approvals, registrations, certificates, variances, and similar rights obtained, or required to be obtained, from Governmental Authorities (collectively, “Permits”) in order for the Company to conduct its business have been obtained and are valid and in full force and effect. Schedule 3.09(b) of the Disclosure Schedules lists all current Permits issued to the Company and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.10 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Seller.

ARTICLE IV

Representations and warranties of buyer

Buyer represents and warrants to Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “Buyer’s knowledge,” “knowledge of Buyer,” and any similar phrases shall mean the actual knowledge of any director or officer of Buyer.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware. Buyer has full corporate power and authority to enter into this Agreement, the Warrant and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement, the Warrant and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement, the Warrant and each Transaction Document constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 4.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement, the Warrant and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of Buyer; (b) violate or conflict with any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice, declaration, or filing with or other action by any Person or require any Permit, license, or Governmental Order.

Section 4.03 Capitalization. The authorized shares of Buyer consist of five thousand (5,000) shares of common stock, $0.001 par value, of which three thousand (3,000) shares are issued and outstanding as of the Closing. All of the shares of Buyer were issued in compliance with applicable Laws.

Section 4.04 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Buyer acknowledges that Seller has not registered the offer and sale of the Shares under the Securities Act or any state securities laws, and that the Shares may not be pledged, transferred, sold, offered for sale, hypothecated, or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.05 Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Buyer.

ARTICLE V

Covenants

Section 5.01 Confidentiality. From and after the Closing, Seller shall, and shall cause its affiliates and its and their respective directors, officers, employees, consultants, counsel, accountants, and other agents (collectively, “Representatives”) to, hold in confidence any and all trade secrets and proprietary or confidential information, in any form, concerning the Company (the “Confidential Information”), except to the extent that Seller can show that such information: (a) is generally available to and known by the public through no fault of Seller, any of its affiliates, or their respective Representatives; or (b) is lawfully acquired by Seller, any of its affiliates, or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by any obligation. If Seller or any of its affiliates or their respective Representatives are compelled to disclose any Confidential Information by Governmental Order or Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which is legally required to be disclosed. Notwithstanding the foregoing, Seller shall have the right to disclose information related to the Company as part of filings made with or disclosure provided to Governmental Authorities and/or securities exchanges on which the Seller’s securities are listed to the extent required under the rules and related regulations of the Securities Act and Securities Exchange Act of 1934, as amended, the rules and regulations of any securities exchange on which Seller’s securities are listed and any applicable state or foreign securities Laws (together, the “Securities Laws”), in order to comply with such Securities Laws, and any such disclosure made thereunder shall not be deemed a violation of this Section 5.01.

Section 5.02 Financial and Other Reports. From time to time, the Buyer shall cause the Company to furnish to Seller (i) contemporaneously with delivery to the Company’s Board of Directors after the close of each fiscal year of the Company, an unaudited balance sheet and statement of changes in financial position at and as of the end of such fiscal year, together with an unaudited statement of income for such fiscal year, in the same form as such annual financial statements are furnished to the Company’s Board of Directors; (ii) within 45 days after the close of each fiscal quarter of the Company, an unaudited balance sheet and statement of cash flows at and as of the end of such quarter, together with an unaudited statement of income for such quarter; and (iii) promptly after the closing of each equity financing consummated by the Company, a copy of the term sheet for such equity financing (if any), a post-closing capitalization table and other information relating to the valuation of Company as reasonably requested by Seller for valuation purposes. Buyer agrees to cooperate in good faith with Seller to provide to Seller the information necessary for Seller to comply with the Securities Laws. The obligations set forth in this Section 5.02 shall terminate upon the earlier of: (i) an underwritten registered offering of equity securities of the Company or Buyer; or (ii) Seller ceasing to hold the Warrant or any shares issuable upon Seller’s exercise of the Warrant, including but not limited to Seller ceasing to be a shareholder or warrant holder of Buyer by virtue of any merger or acquisition involving Buyer or the Company pursuant to which Seller receives securities of a third party in exchange for shares of Buyer held by Seller or issuable upon exercise by Seller of the Warrant.

Section 5.03 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, the Warrant and the other Transaction Documents.

Section 5.04 Proprietary Information and Invention Assignment Agreements. Seller shall within 30 days following the Closing assign to the Company all rights held by Seller or its affiliates under all proprietary information and invention assignment agreements related to the Company Intellectual Property or the Company’s business as currently conducted or as proposed to be conducted, entered into by any employees, consultants, advisors or other Persons with Seller or its affiliates.

ARTICLE VI

Indemnification

Section 6.01 Indemnification by Seller. Subject to the other terms and conditions of this Article VI, Seller shall indemnify and defend each of Buyer and the Company and their respective affiliates and Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any material inaccuracy in or material breach of any of the representations or warranties of Seller contained in this Agreement or the other Transaction Documents; or

(b) any material breach or material non-fulfillment of any covenant, agreement, or obligation to be performed by Seller pursuant to this Agreement or the other Transaction Documents.

Section 6.02 Indemnification by Buyer. Subject to the other terms and conditions of this Article VI, Buyer and the Company shall indemnify and defend each of Seller and its affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any material inaccuracy in or material breach of any of the representations or warranties of Buyer contained in this Agreement or the other Transaction Documents; or

(b) any material breach or material non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement or the other Transaction Documents.

Section 6.03 Indemnification Procedures. Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the “Indemnified Party’) shall promptly provide written notice of such claim to the other party (the “Indemnifying Party”). In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any Action by a Person who is not a party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such Action with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in the defense of any such Action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such Action, the Indemnified Party may, but shall not be obligated to, defend against such Action in such manner as it may deem appropriate, including settling such Action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any Action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).

Section 6.04 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein and all related rights to indemnification shall survive the Closing and shall remain in full force and effect until the date that is 15 months from the Closing Date. All covenants and agreements of the parties set forth in Article V shall survive the Closing indefinitely unless another period is explicitly specified herein. Notwithstanding the foregoing, any claims which are timely asserted in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 6.05 Anti-Sandbagging. No party shall be liable under this Article VI for any losses resulting from or relating to any inaccuracy in or breach of any representation or warranty in this Agreement if the party seeking indemnification for such losses had knowledge of such breach before Closing.

Section 6.06 Indemnity Cap. Notwithstanding the foregoing and anything herein to the contrary, Seller’s indemnification of the Buyer Indemnitees under this Article VI shall be capped and never exceed, for any reason, the amount of the Purchase Price. For purposes of calculating the Purchase Price, the value of the Warrant shall be calculated, from time to time, as its fair market value as of the date on which an indemnity claim is being settled or resolved under this Article VI (an “Applicable Warrant Valuation”), as determined by a professional whose business includes the valuation of assets similar to the Warrant, which professional shall be subject to the mutual approval of Buyer and Seller (with Buyer and Seller agreeing that such approval shall not be unreasonably withheld). To the extent that an indemnification claim is successfully brought by Buyer Indemnitees (an “Applicable Claim”), then Seller shall satisfy its obligations under this Article VI by (i) returning the amount of any Cash Purchase Price and Equipment Proceeds; and (ii) reducing the number of shares subject to and issuable upon exercise of the Warrant by the number of shares whose value under the Applicable Warrant Valuation is equal to the amount of the remaining Applicable Claim (after accounting for the return of any amounts set forth in clause (i)), relative to the overall fair market value of the Warrant as of such date as determined under the Applicable Warrant Valuation.

Section 6.07 Exclusive Remedy. The parties acknowledge and agree that from and after the Closing their sole and exclusive remedy with respect to any and all claims (other than claims arising from intentional fraud on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article VI. In furtherance of the foregoing, each party hereby waives, from and after the Closing, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their affiliates arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI. Nothing in this Section 6.07 shall limit any Person’s right to seek and obtain any equitable relief to which such Person shall be entitled or to seek any remedy on account of any intentional fraud by any party hereto.

ARTICLE VII

Miscellaneous

Section 7.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 7.02 Independent Legal Counsel and Advisors. Each of Buyer and Seller acknowledges that it has sought its own legal counsel with respect to the purchase and sale of the Shares, the execution and delivery of this Agreement, the issuance of the Warrant and the review and negotiation of such documents and the other Transaction Documents. Each of Buyer and Seller acknowledges that Thompson Coburn LLP has acted solely as counsel to the Buyer in connection with the transactions contemplated by this Agreement, the Warrant and the other Transaction Documents. Each of Buyer and Seller further acknowledges that it has consulted with its own accountants and tax advisors and such other consultants that it has deemed advisable regarding the transactions contemplated by this Agreement, the Warrant and the other Transaction Documents.

Section 7.03 Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.03):

If to Seller:	Range Impact, Inc. 200 Park Avenue, Suite 400 Cleveland, Ohio 44122 Email: mrc@rangeimpact.com Attention: Michael Cavanaugh, CEO
with a copy (which shall not constitute notice) to:	UB Greensfelder LLP 1660 West 2nd Street, Suite 1100 Cleveland, Ohio 44113 Email: hgroedel@ubglaw.com Attention: Howard Groedel, Esq.
If to Buyer:	Placer Biosciences Inc. 2224 Sierra Meadow Drive, Suite A Rocklin, CA 95677 Email: brandonjzipp@gmail.com Attention: Brandon J. Zipp, CEO
with a copy (which shall not constitute notice) to:	Thompson Coburn LLP 10100 Santa Monica Boulevard Suite 500 Los Angeles, CA 90067 Email: JPost@ThompsonCoburn.com Attention: Jennifer A. Post, Esq.

Section 7.04 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 7.06 Entire Agreement. This Agreement, the Warrant and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 7.09 Governing Law; Submission to Jurisdiction. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of Ohio in each case located in the city of Cleveland and county of Cuyahoga, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers.

RANGE IMPACT, INC.

By	/s/ Michael Cavanaugh
Michael Cavanaugh
Chief Executive Officer

PLACER BIOSCIENCES INC.

By	/s/ Brandon J. Zipp
Brandon J. Zipp
President and Chief Executive Officer